Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Schwab Capital Trust and Shareholders of Schwab
 Core Equity Fund, Schwab Dividend Equity Fund, Schwab Large-Cap Growth Fund, Schwab Small-Cap Equity Fund, Schwab Hedged Equity Fund, Schwab Health Care Fund, Schwab International Core Equity Fund, Schwab S&P 500 Index Fund, Schwab Small-Cap Index Fund, Schwab Total Stock Market
 Index Fund, Schwab International Index Fund, Schwab Target 2010 Fund, Schwab Target 2015 Fund, Schwab Target 2020 Fund, Schwab Target 2025
Fund, Schwab Target 2030 Fund, Schwab Target 2035 Fund, Schwab Target
2040 Fund, Schwab Target 2045 Fund, Schwab Target 2050 Fund, Schwab
Target 2055 Fund, Schwab Target 2060 Fund, Schwab MarketTrack All
Equity Portfolio, Schwab MarketTrack Growth Portfolio, Schwab
MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab Balanced Fund, Laudus Small-Cap MarketMasters Fund, Laudus International MarketMasters Fund, Schwab Fundamental US Large Company
 Index Fund, Schwab Fundamental US Small Company Index Fund, Schwab Fundamental International Large Company Index Fund, Schwab
Fundamental International Small Company Index Fund and Schwab
Fundamental Emerging Markets Large Company Index Fund


In planning and performing our audit of the financial statements of Schwab Core
 Equity Fund, Schwab Dividend Equity Fund, Schwab Large-Cap Growth Fund,
Schwab Small-Cap Equity Fund, Schwab Hedged Equity Fund, Schwab Health
Care Fund, Schwab International Core Equity Fund, Schwab S&P 500 Index
 Fund, Schwab Small-Cap Index Fund, Schwab Total Stock Market Index Fund,
Schwab International Index Fund, Schwab Target 2010 Fund, Schwab Target
2015 Fund, Schwab Target 2020 Fund, Schwab Target 2025 Fund, Schwab
Target 2030 Fund, Schwab Target 2035 Fund, Schwab Target 2040 Fund,
Schwab Target 2045 Fund, Schwab Target 2050 Fund, Schwab Target 2055 Fund, Schwab Target 2060 Fund, Schwab MarketTrack All Equity Portfolio, Schwab MarketTrack Growth Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab
 MarketTrack Conservative Portfolio, Schwab Balanced Fund, Laudus Small-Cap MarketMasters Fund, Laudus International MarketMasters Fund, Schwab
Fundamental US Large Company Index Fund, Schwab Fundamental US
Small Company Index Fund, Schwab Fundamental International Large Company
 Index Fund, Schwab Fundamental International Small Company Index Fund and Schwab Fundamental Emerging Markets Large Company Index Fund
(thirty-four of the funds constituting Schwab Capital Trust, hereafter referred to as the Funds) as of and for the year ended October 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the
 Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of October 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees and Shareholders of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
San Francisco, California
December 15, 2017





Information Classification: Limited Access
2


Information Classification: Limited Access
2